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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-119757), and the Registration Statements for the Company's Steelcase Inc. 401(K) Retirement Plan (Registration No. 333-84251), Steelcase Inc. Public Debt Offering (Registration No. 333-83264), Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), Steelcase Inc. Incentive Compensation Plan (Registration No. 333-102361), and Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713) of our reports dated March 31, 2005, relating to the consolidated financial statements and schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of Steelcase Inc.'s internal control over financial reporting, which appear in this Form 10-K.

BDO SEIDMAN, LLP

GRAND RAPIDS, MICHIGAN
MAY 6, 2005